                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           VIISAGE TECHNOLOGY, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

Notes:

[LOGO]
Viisage
technology
April 16, 2002

Dear Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting (the "Meeting") of the Shareholders of Viisage Technology, Inc. ("Viisage"), to be held on Tuesday, May 14, 2002. Your Board of Directors and management look forward to greeting those of you who are able to attend.

   Our 2001 Annual Report is enclosed. I hope you will read it carefully. I have also enclosed our Notice of the 2002 Annual Meeting, Proxy Statement, and proxy card.

   At the Meeting, your Board of Directors will be asking you to ratify the Board of Directors' decision to fix the number of directors at seven and the number of Class III directors at three, to vote for three directors, and to ratify the selection of Viisage's independent public accountants, as described more fully in the enclosed Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors recommends votes "FOR" each of the items described above.

   Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. If you attend the Meeting, you may revoke your proxy by requesting the right to vote in person.

                                          Sincerely,
                                          /s/ Denis K. Berube
                                          Denis K. Berube
                                          Chairman of the Board of Directors

                            YOUR VOTE IS IMPORTANT.
             PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

[LOGO]
Viisage
technology
                                30 Porter Road
                        Littleton, Massachusetts 01460

               NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

   The 2002 Annual Meeting of the Shareholders of Viisage Technology, Inc. ("Viisage") will be held at 1:30 p.m. on Tuesday, May 14, 2002 in the Louisa May Alcott Room of the Omni Parker House, 60 School Street, Boston, Massachusetts. The Meeting is being held for the following purposes:

    1. To ratify the Board of Directors' decision to fix the number of directors at seven, and the number of Class III directors at three;

    2. To elect three Class III directors for three year terms;

    3. To ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2002; and

    4. To transact such other business as may properly come before the Meeting.

   Shareholders of record at the close of business on April 1, 2002, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting.

   The enclosed proxy card, Proxy Statement, and Viisage's 2001 Annual Report are being sent to you along with this Notice.

                                          By Order of the Board of Directors


                                          /s/ Charles J. Johnson
                                          Charles J. Johnson,
                                          Secretary

April 16, 2002

                           VIISAGE TECHNOLOGY, INC.
                                PROXY STATEMENT
                                    FOR THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 14, 2002

                   INFORMATION ABOUT SOLICITATION AND VOTING

General

   This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Viisage Technology, Inc., a Delaware corporation (the "Company" or "Viisage"), for the 2002 Annual Meeting of Shareholders to be held at 1:30 p.m. on Tuesday, May 14, 2002, in the Louisa May Alcott Room of the Omni Parker House, 60 School Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"). The Company's principal executive offices are located at 30 Porter Road, Littleton, Massachusetts 01460. This Proxy Statement and the accompanying proxy card are expected to be mailed on or about April 16, 2002 to all shareholders entitled to vote at the Meeting.

   Viisage's Board of Directors (the "Board of Directors" or the "Board") is soliciting proxies for the following purposes: (i) to ratify the Board's decision to fix the number of directors at seven, and the number of Class III directors at three; (ii) to elect three Class III directors, comprising the class of directors to be elected for the term expiring in 2005; and (iii) to ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2002.

Stockholders Entitled to Vote

   At the close of business on April 1, 2002, the record date for the Meeting, there were outstanding and entitled to vote 19,848,473 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). Only shareholders of record at the close of business on April 1, 2002 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

Quorum and Voting

   The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum. All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization or voting instructions from the beneficial owner to vote the owner's shares on a particular proposal. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors), whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

   Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or by proxy, is required for the approval of each matter submitted to the Meeting except the election of directors. In the election of directors, the nominee receiving the highest number of affirmative votes will be elected.

   Shares represented by proxy will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominees for director, for the other proposals, and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the Meeting.

   A shareholder who returns a proxy card may revoke it at any time before the shareholder's shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

      PROPOSAL 1 -- RATIFICATION OF BOARD'S DECISION TO FIX THE NUMBER OF DIRECTORS AT SEVEN, AND THE NUMBER OF CLASS III DIRECTORS AT THREE

   Pursuant to the Company's Restated Certificate of Incorporation and By-Laws, the Board has fixed the number of directors at seven. In addition, the Restated Certificate of Incorporation also provides that directors shall be divided into three classes of approximately the same number of directors; the Board has fixed the number of Class III directors at three, and each of Class I and Class II will continue to have two directors.

   Shareholder ratification of the Board's decision to fix the number of directors at seven, and the number of Class III directors at three, is not required by the Company's By-Laws or otherwise. The Board of Directors, however, is submitting the matter for shareholder ratification as a matter of good corporate practice.

   The Board recommends a vote "FOR" the ratification of its decision to fix the number of directors at seven, and the number of Class III directors at three.

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

General

   Three Class III directors are to be elected at the Meeting to serve three-year terms expiring at the 2005 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. Unless instructed otherwise, the proxy holders will vote the proxies received by them for the Company's nominees: John C. Gannon, Peter Nessen and Thomas J. Reilly. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy (unless another nominee is indicated in any particular proxy). Mr. Gannon, Mr. Nessen, and Mr. Reilly have consented to serve as directors of the Company, and the Board of Directors has no reason to believe that they will be unavailable for service.

   The Board recommends a vote "FOR" the proposed nominees to the Board.

Composition of the Board

   The Company's Restated Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three-year term.

   The Class I directors (whose term expires in 2003) are Charles E. Levine and Denis K. Berube. The Class II directors (whose terms expire in 2004) are Harriet Mouchly-Weiss and Paul T. Principato. There are no family relationships between any of the directors or executive officers of the Company.

   The following sets forth the names of and certain information about the persons nominated as directors and the directors whose terms do not expire at the Meeting. Information regarding their beneficial ownership of shares of the Company's Common Stock is reported in the section entitled "Security Ownership."

Nominees for Class III Director

   John C. Gannon, 58, is currently a consultant for the Company. Mr. Gannon has also served as Vice Chairman of Intellibridge Corporation in Washington, D.C. since June 2001. Mr. Gannon formerly served as Chairman of the National Intelligence Council, and as the Assistant Director of the Central Intelligence Agency ("CIA") for Analysis and Production from July 1997 through June 2001. Mr. Gannon previously served as Deputy Director for Intelligence at the CIA, and asDirector of European Analysis at the CIA.

   Peter Nessen, 66, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Acquisition Corp., d/b/a Lau Technologies (hereinafter "Lau"). Mr. Nessen has been Chairman of the Board of NCN Financial Corporation, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was a Dean at Harvard Medical School, responsible for special projects. Mr. Nessen was Secretary of Administration and Finance for the Commonwealth of Massachusetts from January 1991 through May 1993 and managing partner of the consulting practice in the Boston office of BDO Seidman LLP, a public accounting firm, from February 1990 through December 1990.

   Thomas J. Reilly, 63, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau. Mr. Reilly has been a self-employed financial consultant since December 1994. From June 1966 through November 1994, Mr. Reilly was with Arthur Andersen LLP, a public accounting firm, and became a partner in 1975.

Directors Whose Terms Expire at the 2003 Annual Meeting (Class I Directors)

   Denis K. Berube, 59, has been the Chairman of the Board of Directors of Viisage since the Company's incorporation in 1996. He chaired the Advisory Board of the Viisage Technology Division of Lau since its formation in October 1995. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau, where he has been employed since 1990.

   Charles E. Levine, 49, serves as President of Sprint PCS, and has served Sprint PCS in various executive capacities since January 1997. Mr. Levine served as Senior Vice President of Octel Services, a provider of voice systems services, from October 1994 through September 1996, after which he enjoyed a few months off before joining Sprint PCS. From October 1993 to October 1994 Mr. Levine was President, Chief Executive Officer and Director of CFT Systems, a company focusing on developing software for field-based utility workers. Mr. Levine was a Vice President at AT&T from February 1987 to October 1993, with marketing, product management, and general management responsibilities.

Directors Whose Terms Expire at the 2004 Annual Meeting (Class II Directors)

   Harriet Mouchly-Weiss, 59, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm, in January 1993 and has served as its managing partner since that time. From 1986 to December 1992, Ms. Mouchly-Weiss was President of GCI International, an international public relations and marketing agency. Ms. Mouchly-Weiss currently also serves as a member of the Board of Directors of American Greeting Corp.

   Paul T. Principato, 48, has served as a director of Viisage since May 2001 and as Chief Financial Officer of Lau since its incorporation in March of 1990. Currently, Lau is the largest holder of Viisage Common Stock, directly owning approximately 32% of its issued and outstanding Common Stock. Prior to 1990, Mr. Principato served as Controller at Barry Wright Corp.

Meetings of the Board of Directors and Committees

   The Company's Board of Directors held 10 meetings during 2001, and each director, except for Mr. Levine, attended at least 75% of all meetings of the Board and any committee on which he or she served. Mr. Levine attended approximately 70% of all Board meetings.

   The Board has established a Compensation Committee, Audit Committee, and Marketing Committee, all of the members of which are independent directors. The Compensation Committee, comprised of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, reviews senior management performance, recommends executive compensation, and administers the Amended and Restated 1996 Directors Stock Option Plan, the Amended and Restated 1996 Management Stock Option Plan, and the 1997 Employee Stock Purchase Plan. The Audit

Committee, comprised of Messrs. Nessen (chair) and Reilly, and Ms. Mouchly-Weiss, meets at least quarterly to review the Company's quarterly financial releases. The Audit Committee also reviews the scope of the Company's internal controls, receives reports on compliance with laws, regulations and internal procedures, recommends the selection of the Company's independent public accountants, reviews the scope of the audit with the independent public accountants and reviews the results of the audit. The Marketing Committee, comprised of Ms. Mouchly-Weiss (chair), Mr. Nessen, and Mr. Levine, reviews and makes recommendations regarding the Company's marketing strategy and plans. During 2001, the Compensation Committee met three times, the Audit Committee met four times, and the Marketing Committee met four times. The Company does not have a nominating committee of the Board of Directors, and the Board of Directors undertakes all nominating functions.

Compensation of Directors

   Pursuant to the Company's 2001 "Stock in Lieu of Cash Compensation for Directors Plan," each director received an aggregate $45,000 worth of Common Stock (except Mr. Principato, who having joined the Board more recently, received an aggregate $27,000 worth of Common Stock) for their service as director in 2001, but no additional cash or fees for attending Board or committee meetings. This amount of directors' stock compensation has been increased for Fiscal 2002 service to an aggregate of $60,000, up to $20,000 of which each director may choose to receive in either cash or stock, and the remainder to be paid in stock. In addition, the Company reimburses directors for their out-of-pocket expenses incurred in connection with any Board or committee meetings.

   Directors also receive grants of nonqualified options under the Company's 1996 Director Stock Option Plan, as amended (the "Director Plan"). In Fiscal 2001, options to purchase an aggregate of 25,002 shares were issued which enabled each director to purchase 4,167 shares of the Company's Common Stock, which vested immediately upon grant. As of April 1, 2002, options to purchase an aggregate of 60,000 shares have been issued which enable each director to purchase 10,000 shares of Common Stock. The options vest pursuant to the terms of each individual option. Vesting occurs only if the option holder is serving on the Board on the vesting date.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, none of whom are officers or employees of the Company. No interlocking relationship exists between our board or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                    PROPOSAL 3 -- RATIFICATION OF SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected the accounting firm of BDO Seidman, LLP as the Company's independent public accountants for the year ending December 31, 2002.

   Shareholder ratification of the selection of BDO Seidman is not required by the Company's By-laws or otherwise. The Board of Directors, however, is submitting the selection of BDO Seidman to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

   BDO Seidman representatives are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

   Audit Fees.   The aggregate fees billed for professional services rendered by BDO Seidman for the audit of Viisage's annual financial statements for the year ended December 31, 2001, and the reviews of Viisage's financial statements included in the Company's Form 10-Q during the year ended December 31, 2001, totaled $141,750.

   Financial Information Systems Design and Implementation Fees.   There were
no fees billed for professional services rendered by BDO Seidman for design and implementation of financial information systems for the year ended December 31, 2001.

   All Other Fees.   The aggregate fees billed for professional services
rendered by BDO Seidman for services other than its audit and review of Viisage's financial statements during the year ended December 31, 2001, totaled $78,800. A substantial portion of the fees in this category related to services traditionally provided by auditors, including work performed in connection with registration statements, acquisitions and income tax services.

   The Audit Committee has determined that BDO Seidman's provision of services other than for its audit and review of Viisage's financial statements is compatible with maintaining the independence of BDO Seidman.

   The Board recommends a vote "FOR" the ratification of BDO Seidman, LLP as the Company's independent public accountants for the year ending December 31, 2002.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS AND MANAGEMENT

   The following table sets forth, as of April 1, 2002, the beneficial ownership of Common Stock by (i) each person who is known to the Company to own 5% or more of the Company's Common Stock, (ii) each director and director nominee, (iii) each executive officer of Viisage for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. With respect to persons owning 5% or more of the Company's Common Stock, the Company has relied on documents filed with the Securities and Exchange Commission indicating holdings which are current through approximately February 15, 2002.

                                                                   Shares
                                                                Beneficially
Name (and Address of Owner of More than 5%)(1)                    Owned(2)   Percentage
----------------------------------------------                  ------------ ----------
Joanna T. Lau(3)...............................................  6,450,348      32.4%
Denis K. Berube(4).............................................  6,450,348      32.4%
Lau Technologies...............................................  6,291,367      31.7%
Essex Investment Management Company............................  1,887,730       9.5%
 125 High Street
 Boston, MA 02110
Thomas J. Colatosti(5).........................................    447,662       2.2%
Harriet Mouchly-Weiss(6).......................................    135,346         *
Charles E. Levine(7)...........................................    120,374         *
Thomas J. Reilly(8)............................................     75,236         *
Iftikhar Ahmad(9)..............................................     72,871         *
Peter Nessen(10)...............................................     39,740         *
Paul T. Principato(11).........................................     38,818         *
Michael Mazzu(12)..............................................     23,218         *
Stanley Duci(13)...............................................     22,700         *
Sean F. Mack(14)...............................................     20,618         *
All directors, nominees and named executive officers as a group
 (13 persons)(15)..............................................  7,506,991      36.2%

--------
* Indicates holdings of less than one percent of the 19,848,473 shares issued and outstanding as of April 1, 2002.
(1) The address of Ms. Lau and Lau Technologies is in care of Lau Technologies, 30 Porter Road, Littleton, Massachusetts 01460.
(2) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares owned.
(3) Consists of 6,291,367 shares held by Lau, of which Ms. Lau owns approximately 56% of the outstanding capital stock, 1,000 shares owned directly by Ms. Lau, 65,496 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options, and 92,485 shares owned by Mr. Berube directly. Ms. Lau disclaims beneficial ownership of the 65,496 issuable shares and the 92,485 shares owned by Mr. Berube.
(4) Consists of 6,291,367 shares held by Lau, of which Mr. Berube's spouse, Joanna Lau, owns approximately 56% of the outstanding capital stock, 1,000 shares owned directly by Ms. Lau, 65,496 shares issuable to Mr. Berube pursuant to stock options, and 92,485 shares owned by Mr. Berube directly. Mr. Berube disclaims beneficial ownership of the shares of Common Stock held by Lau and the 1,000 shares held by Ms. Lau.
(5) Includes 447,262 shares issuable to Mr. Colatosti pursuant to stock options and 400 shares held by Mr. Colatosti's children. Mr. Colatosti disclaims beneficial ownership of his children's shares.
(6) Consists of 65,496 shares issuable pursuant to stock options and 69,850 shares owned directly by Ms. Mouchly-Weiss.
(7) Consists of 54,136 shares issuable pursuant to stock options and 66,238 shares owned directly by Mr. Levine.
(8) Consists of 65,496 shares issuable pursuant to stock options and 9,740 shares owned directly by Mr. Reilly.
(9) Consists of 69,095 shares issuable pursuant to stock options and 3,776 shares owned directly by Mr. Ahmad.
(10) Consists of 30,000 shares issuable pursuant to stock options and 9,740 shares owned directly by Mr. Nessen.
(11) Consists of 16,967 shares issuable pursuant to stock options and 21,851 shares owned directly by Mr. Principato.
(12) Consists of 23,218 shares issuable to Mr. Mazzu pursuant to stock options.
(13) Consists of 22,500 shares issuable pursuant to stock options and 200 shares owned directly by Mr. Duci.
(14) Consists of 15,000 shares issuable pursuant to stock options and 5,618 shares owned directly by Mr. Mack.
(15) Represents shares described in Notes 4 and 5-14, in addition to the following: 7,635 shares issuable to Gretchen Lewis pursuant to stock options, and 32,685 shares owned by Ms. Lewis directly; 10,000 shares issuable to Mr. Gannon pursuant to stock options, and 9,740 shares owned by Mr. Gannon directly pursuant to a grant. Mr. Gannon is currently a consultant for the Company, and is also a nominee for director. Should Mr. Gannon be elected to the position of director at the 2002 annual meeting, his consulting relationship with the Company will terminate and he will not be entitled to any additional compensation for his service as director in 2002.

                            EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation paid by the Company to the named executive officers for services rendered to the Company for the last three fiscal years.

                                                                       Long Term
                                                                      Compensation
                                                 Annual Compensation   Awards(3)
                                                 -------------------  ------------
                                          Year                         Securities
           Name and Principal             Ended                        Underlying   All Other
                Position                  12/31  Salary  Incentive(2)  Options(#)  Compensation
           ------------------             ----- -------- ------------ ------------ ------------
Thomas J. Colatosti,..................... 2001  $225,000   $100,000     650,000      $16,800
 President and Chief Executive Officer    2000  $224,039   $100,000      50,000      $13,650
                                          1999  $200,162         --          --      $14,200

Iftikhar A. Ahmad,....................... 2001  $165,000   $ 75,000      50,000      $ 3,600
 Vice President of Engineering            2000  $164,423   $ 25,000      50,000      $ 2,466
                                          1999  $141,606         --      35,000      $ 2,124

Sean F. Mack,............................ 2001  $119,308   $ 37,500      15,000      $ 4,704
 Vice President, Controller and Treasurer 2000  $100,000   $ 10,000      20,000      $ 3,300

Stanley Duci,............................ 2001  $100,000   $ 37,500      20,000      $ 4,125
 Vice President of Customer Service       2000  $100,000   $ 25,000      25,000      $ 3,000
                                          1999  $ 96,517                 10,000      $ 2,896

Michael Mazzu............................ 2001  $117,481   $ 25,000      30,000      $ 4,274
 Vice President of Biometrics

--------
(1) Mr. Colatosti, who joined the Company on December 30, 1996 and served as Chief Operating Officer immediately prior to his promotion, became President and Chief Executive Officer on November 3, 1998. Mr. Ahmad, who joined the Company in November of 1996 and served as the Director of Engineering prior to his promotion, became Vice President of Engineering in March of 1999. Mr. Mack, who joined the Company in July of 1999 and served as the Corporate Controller prior to his promotion, became Vice President, Controller and Treasurer in January of 2000. Mr. Duci, who joined the Company in October of 1996 and served as the Manager of Customer Service and Quality prior to his promotion, became Vice President of Customer Service in March of 1999. Mr. Mazzu, who joined the Company in October of 1995 and served in various positions within the Company prior to his promotion, became Vice President of Biometrics in February 2001. The above table sets forth compensation amounts for each full year in which the individual served as an executive officer of the Company.
(2) The Company currently maintains an Executive Incentive Compensation Plan for its executive officers and other key employees of the Company to motivate members of the Company's executive team. Each participant in the Executive Incentive Compensation Plan may receive a percentage of his or her base salary based upon the Company's and each participant's individual performance, as determined by success in meeting established goals approved by the Chief Executive Officer, for individual goals, or the Board of Directors, for Company goals. The Compensation Committee administers the Plan.
(3) Options were granted under the Amended and Restated 1996 Management Stock Option Plan.
(4) Amounts include 2001 401(k) plan match of $5,250 for Mr. Colatosti, $3,600 for Mr. Ahmad, $4,704 for Mr. Mack, and $4,125 for Mr. Duci Mr. Colatosti also receives an $8,400 auto allowance, $3,150 for reimbursement for tax and financial planning services, and various insurance benefit payments. The Company participates in the Lau 401(k) plan and pays its proportionate share of plan expenses based on the number of participants. The plan permits pre-tax contributions by participants of up to 15% of base compensation or the statutory limit. The Company may make discretionary contributions to the plan, subject to certain limits. Participants are fully vested in their contributions and vest 20% per year in employer contributions.

Stock Options Granted During 2001

   The following table sets forth information concerning individual grants of stock options made during 2001 to the Company's named executive officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted in 2001.

                                                                       Potential Realizable
                                  % of                                   Value at Assumed
                    Number of    Total                                Annual Rates of Stock
                    Securities  Options                               Price Appreciation for
                    Underlying Granted to Exercise                       Option Term (2)
                     Options   Employees    Price                     ----------------------
       Name         Granted(1)  in Year   ($/share)  Expiration Date      5%         10%
       ----         ---------- ---------- --------- ----------------- ----------  ----------
Thomas J. Colatosti  650,000      72.1%     $3.06   February 14, 2011 $1,251,893  $3,172,544
Iftikhar A. Ahmad..   50,000       5.5%     $3.06   February 14, 2011 $   96,299  $  244,042
Sean F. Mack.......   15,000       1.7%     $3.06   February 14, 2011 $   28,890  $   73,213
Stanley Duci.......   20,000       2.2%     $3.06   February 14, 2011 $   38,520  $   97,617
Michael Mazzu......   30,000       3.3%     $3.06   February 14, 2011 $   57,780  $  146,425

--------
(1) Options were granted under the Amended and Restated 1996 Management Stock Option Plan. Total of options granted does not include Employee Stock Purchase Plan options. All options listed vest pursuant to the terms of the individual option.
(2) In accordance with SEC rules, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:

  . The fair market value on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and

  . The option is exercised and sold on the last day of its term for the appreciated stock price.

   These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock.

Stock Options Exercised During 2001

   The following table sets forth information concerning stock option exercises during 2001 and outstanding stock options held at the end of 2001 by the Company's named executive officers. No stock appreciation rights were exercised or outstanding during 2001.

                                                                  Value of Unexercised
                     Shares               Number of Securities    In-the-Money Options
                    Acquired             Underlying Unexercised     at 12/31/01 ($)
                       On      Value       Options at 12/31/01        Exercisable/
       Name         Exercise  Realized  Exercisable/Unexercisable   Unexercisable(1)
       ----         -------- ---------- ------------------------- ---------------------
Thomas J. Colatosti 245,000  $2,667,091      330,596/832,741      $2,401,977/$5,880,377
Iftikhar A. Ahmad..  24,798  $  248,004        69,095/83,207      $    326,872/$406,999
Sean F. Mack.......   8,667  $   88,027        15,000/24,333      $     33,488/$103,576
Stanley Duci.......   7,666  $   76,510        22,500/27,834      $     72,601/$104,324
Michael Mazzu......      --          --        23,218/31,282      $    132,630/$181,128

--------
(1) Based on the $9.76 closing price of the Company's Common Stock on December 31, 2001 on the Nasdaq National Market, minus the respective option exercise price.

Employment Agreements

   Mr. Colatosti has an agreement with the Company that provides, among other terms, that the Company will pay Mr. Colatosti six months of current salary if Viisage terminates his employment, except for cause or if commensurate employment is offered with an affiliate. Mr. Colatosti is also subject to non-competition and non-solicitation provisions which generally survive one year beyond Mr. Colatosti's termination.

Board Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for establishing and managing compensation policies for the Company's executive officers and for making decisions about awards under certain of the Company's stock-based compensation plans in satisfaction of the Securities Exchange Act Rule 16b-3. Each Committee member is an outside director within the meaning of Rule 16(b) of the Securities Exchange Act of 1934, as amended, and section 162(m) of the Internal Revenue Code. This report outlines the Company's compensation policies for the Chief Executive Officer and executive officers other than the Chief Executive Officer (collectively, the "executive officers").

   The Committee's compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to the Company's success with respect to shareholder value creation and to ensure the Company's ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and stock options.

   In making its decisions, the Committee considers a range of factors it believes to be relevant, including the Company's pay levels relative to competitive norms, the Company's achievements over the past year, the individual's contributions to the Company's success, and the roles and responsibilities of each executive.

   Compensation levels and incentive opportunities are designed to generally reflect median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms, and are periodically adjusted to meet this objective. The actual level of compensation earned by each executive will vary according to the success of the Company and the performance of the individual.

   The Committee assesses the competitiveness of the Company's total compensation program and uses the services of an outside compensation consultant as needed. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer firms and national compensation surveys of technology firms of similar size and complexity.

   In determining the appropriateness of executive base salary levels, the Committee annually considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individual to the Company's success.

   The Committee manages an Executive Incentive Compensation Plan, described in the text above, under which awards are linked to the achievement of predetermined financial goals such as earnings and revenue growth, as well as individual objectives. The Committee assigns performance measures annually on the basis of the Company's key objectives. All executive officers are eligible to participate in this program.

   Options granted in 2001 to executive officers have an exercise price equal to the fair market value of the stock on the date of the grant, implying that no compensation can be earned under this element unless shareholder value is created, and vesting requirements that are linked to an extended service requirement. In determining the magnitude of the awards, the Committee considers competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

   Compensation for 2002 generally reflects levels required to retain executives. Following its annual review of compensation after the close of 2001, the Committee made adjustments in executive officers' salaries to reflect competitive norms.

                                          COMPENSATION COMMITTEE

                                          Thomas J. Reilly, Chairman

                                          Harriet Mouchly-Weiss

                                          Peter Nessen

Board Audit Committee Report

   The Audit Committee of the Company's Board of Directors currently consists of Peter Nessen (chair), Thomas J. Reilly and Harriet Mouchly-Weiss, all of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of Viisage and such other duties as directed by the Board of Directors. The Audit Committee reviewed and discussed Viisage's audited Financial Statements for the fiscal year ended December 31, 2001 with the Company's management. The Audit Committee also discussed with BDO Seidman, LLP, the Company's independent accountants, the auditors' responsibilities, any significant issues arising during the audit, and other matters required to be discussed by SAS 61. The Audit Committee further discussed with BDO Seidman, LLP their judgment as to the quality, as well as the acceptability, of the Company's accounting principles. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1, and has discussed with the independent accountants their independence. Based on its review and the discussions noted above, the Audit Committee recommended to the Board of Directors that Viisage's Financial Statements for the fiscal year ended December 31, 2001 be included in Viisage's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

   The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter of the Audit Committee of the Board of Directors of Viisage can be found as Attachment A to the Company's Proxy Statement for the 2002 Annual Meeting of Shareholders.

                                          AUDIT COMMITTEE

                                          Peter Nessen, Chairman

                                          Thomas J. Reilly

                                          Harriet Mouchly-Weiss

                            STOCK PERFORMANCE GRAPH
                                    [CHART]

   COMPARISON OF NOVEMBER 1996 - DECEMBER 2001
CUMULATIVE TOTAL RETURN AMONG VIISAGE TECHNOLOGY,
   THE NASDAQ COMPOSITE, AND THE RUSSELL 2000


             Viisage   Nasdaq - Composite   Russell 2000
11/08/96     100.00    100.00               100.00
12/31/96     138.00    103.00               105.00
06/30/97     165.00    115.00               115.00
12/31/97      55.00    125.00               127.00
06/30/98      20.00    151.00               133.00
12/31/98      12.00    174.00               122.00
06/30/99      11.00    214.00               133.00
12/31/99      77.00    324.00               146.00
06/30/00      27.98    315.39               150.11
12/31/00       8.33    196.46               140.33
06/30/01      23.05    171.81               148.78
12/31/01      92.95    155.10               141.78

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Prior to its incorporation in Delaware on May 23, 1996 and November 1996 initial public offering, the Company operated as the Viisage Technology Division of Lau. On November 6, 1996, Lau transferred substantially all of the assets and liabilities of its Viisage Technology Division to Viisage in exchange for shares of Viisage Common Stock. As of March 23, 2002, Lau directly owns approximately 31.7% of the issued and outstanding Viisage Common Stock.

   On January 10, 2002, Viisage acquired the assets of Lau Security Systems, a division of Lau Technologies, including all of its intellectual property, contracts and distribution channels. The intellectual property acquired from Lau included, among other things, thirty-one U.S. or foreign patent grants or applications for inventions relating to facial recognition technologies or the production of identification cards, the patent acquired by Lau from Daozeng Lu and Simon Lu for verifying the identity of an individual using identification parameters carried on an escort memory, and numerous invention disclosures that are being considered for patent application. The transaction also included an exclusive license of Lau's rights to use the patented facial recognition technology it licensed from MIT for use in the federal access control field. As a result of this transaction, certain obligations on the part of Viisage to license intellectual property to Lau were terminated. The Company will pay Lau a royalty of 3.1% of facial recognition revenues over the next twelve and a half years, up to a maximum of $27.5 million, and assume certain liabilities related to the acquired business.

   In connection with the asset transfer described above, the Company and Lau terminated an existing Administration and Services Agreement (the "Services Agreement"), pursuant to which Lau had provided the Company with certain general accounting, data processing, payroll, human resources, employee benefits administration, shipping and receiving, and certain executive services to the Company. The termination was effective February 1, 2002, and the Company is now performing these tasks internally.

   The Company and Lau are parties to a Use and Occupancy Agreement for the Company's use of certain office space for its corporate headquarters, which has been extended through January 31, 2004. The Use and Occupancy Agreement requires the Company to pay its proportionate share of the cost of shared facilities and office services including rent, insurance, property taxes, utilities, and other operating expenses, based on square footage or equipment utilized. The 2001 annual fee for facilities and services was approximately $217,000.

   On March 18, 2002, Viisage acquired the capital stock of Biometrica Systems, Inc. ("Biometrica"), a former licensee and distributor of Viisage's facial recognition technologies in the casino market, for approximately $2.4 million in cash. Biometrica's assets include, among other things, intellectual property relating to the BiometriCam, a compact camera with built-in facial recognition software.

License Arrangements

   Pursuant to the asset sale described above, the Company has terminated all license agreements with Lau and the parties are in the process of completing the assignment to the Company of all contracts relating to the business of Lau Security Systems, except to the extent that Lau has agreed to enter into sub-licensing arrangements with the Company with respect to certain technology that Lau is holding on the Company's behalf. This includes an arrangement whereby Lau sub-licenses to the Company all of its rights under a license agreement dated August 20, 1996, between Facia Reco Associates and Lau.

Additional Transactions

   In May of 1999, the Company borrowed from Lau $1,000,000 under a convertible subordinated note. On January 1, 2001, Lau converted this subordinated debt and accrued interest into 847,354 shares of common stock.

   From time to time the Company purchases certain system components and the services of technical personnel from Lau. The amounts for such components and services for 2001 were approximately $522,000. In addition, Lau has provided Viisage with equipment lease financing and has agreed, in certain circumstances, to guarantee certain of our contract obligations in exchange for stock options and cash compensation. The Company had a project lease financing arrangement with Lau that provided for up to $5.0 million of capital lease financing. Viisage refinanced this note with a commercial leasing company in July 2001 and terminated this financing arrangement.

Consulting Agreements

   In connection with the purchase of the business of Lau Security Systems, the Company entered into consulting agreements with Denis Berube, Executive Vice President and Chief Operating Officer of Lau and Chairman of the Board of the Company, and Joanna Lau, President and Chief Executive Officer of Lau and the beneficial owner of more than 5% of the Company's outstanding stock. Under the consulting agreements, each of Mr. Berube and Ms. Lau will receive annual compensation of $125,000. Each agreement terminates at the earlier of the tenth anniversary or the commencement of the consultant's full-time employment elsewhere.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq Stock Market ("Nasdaq"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. The Company believes that all Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during fiscal year 2001, except that corrective filings were made for Messrs. Levine and Principato on Forms 5, filed with the SEC on February 15, 2002, to report a disposition of shares and a grant of additional options, respectively. Additionally, a corrective filing was made on Form 4 and filed with the SEC on or about April 10, 2002 by Lau to report the grant to certain members of management of Lau of options to purchase shares of the Company's Common Stock owned by Lau. Finally, Cameron Queeno, the Company's Vice President of Sales, did not timely file a Form 3 reporting his initial holdings of Viisage Stock; a corrective filing was made on Form 5 and filed with the Commission on February 15, 2002.

                             SHAREHOLDER PROPOSALS

   Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of shareholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2003 Annual Meeting of Shareholders, such proposals must be received by the Company for inclusion in the Company's Proxy Statement and proxy card relating to that meeting no later than December 12, 2002.

   Pursuant to new amendments to Rule 14a-4(c) of the Exchange Act, if a shareholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders does not notify the Company of such proposal on or prior to February 25, 2003, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2003 Proxy Statement.

                             SOLICITATION EXPENSES

   The Company will bear the cost of this solicitation. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains Boston EquiServe as its transfer agent which assists in the distribution of proxies.

                          INCORPORATION BY REFERENCE

   To the extent that this Proxy Statement has been specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board Compensation Committee Report on Executive Compensation," "Board Audit Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                                OTHER DOCUMENTS

   Upon written request by anyone who is a shareholder as of the record date, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K. Such written request should be sent to the attention of the Controller, Viisage Technology, Inc., 30 Porter Road, Littleton, MA 01460.

                                OTHER BUSINESS

   The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the 2002 Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

                                                                     APPENDIX A

          CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                           VIISAGE TECHNOLOGY, INC.

Organization

   One committee of the board of directors (the "Board") of Viisage Technology, Inc. (the "Company") will be known as the Audit Committee (the "Committee"). The membership of the Committee shall consist of at least three independent directors. An independent director is free of any relationship that could influence his or her judgment as a Committee member, and is not associated with a major vendor to, or customer of, the Company. When there is some doubt about independence, as when a member of the Committee has a short- term consulting contract with a major customer, the member should recuse himself from any decisions that might be influenced by that relationship. Each Committee member must also meet the financial literacy requirements for serving on audit committees, and at least one member must have accounting or related financial management expertise, as set forth in the applicable NASDAQ rules.

   One member of the Committee shall serve as Chair, who shall be responsible for leadership of the Committee, including scheduling meetings when necessary, presiding over meetings, preparing agendas, and making regular reports to the Board. The Chair will also serve as a liaison between the Committee, the Company's management and independent accountants.

Function

   The primary function of the Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Committee may also have such other duties as may from time to time be assigned it by the Board.

I.  General responsibilities

   A. The Committee shall provide and maintain open avenues of communication among the Company's management, employees, the independent accountant and the Board.

   B. The Committee must report Committee actions to the full Board and may make appropriate recommendations.

   C. The Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

   D. The Committee will meet at least three times each year, and may meet more frequently if circumstances dictate. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

   E. A Committee member should not vote on any matter in which he is not independent.

   F. The Committee will do whatever else the law, the Company's charter or bylaws or the Board require.

II. Responsibilities for engaging independent accountants and appointing financial management

   A. The Committee will select the independent accountants for Company audits. The Committee's selection is subject to approval by the full Board. The Committee will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

   B. The Committee will confirm and assure the independence of the independent accountant. The Committee will obtain annually from the independent accountants a formal written statement describing all relationships between the auditors and the Company, consistent with the Independence Standards Board Standard Number 1. The Committee shall discuss with the independent accountants any relationships that may affect their objectivity and independence, and the Committee may take, or recommend that the Board take, appropriate actions to oversee itself as to the auditors' independence. The Committee will also conduct a review of management consulting services provided by the independent accountant and the fees paid for such services.

   C. The Committee will consider, in consultation with the independent accountant and the CFO, controller or internal auditor of the Company, the audit scope and procedural plans made by the independent accountant.

   D. The Committee will meet with management and the primary independent auditor to consider possible needs to engage additional auditors. The Committee will decide whether to engage an additional firm and, if so, which one.

   E. The Committee will make sure that the CFO, controller or internal auditor and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, to reduce redundancy and to allocate the audit resources effectively.

   F. The Committee will review, and have veto power over, the appointment, replacement, reassignment or dismissal of the financial management of the Company, including any CFO, controller and/or internal auditor, as applicable.

III.  Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

   A. The Committee will ascertain that the independent accountant views the Board as its client, that it will be available to meet with the full Board at least annually, and that it will provide the Committee with a timely analysis of significant financial reporting issues.

   B. The Committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

   C. The Committee will review the following with the independent accountant and the CFO, controller or internal auditor, as applicable:

      1. The adequacy of the Company's internal controls, including computerized information system controls, security, budgets, results, responsibilities, plans and staffing.

      2. Any significant findings and recommendations made by the independent accountant, together with management's responses to them.

   D. Shortly after the annual audit is completed, the Committee will review the following with management and the independent accountant:

      1.  The Company's annual financial statements and related footnotes.

      2. The independent accountant's audit of and report on the financial statements. The Committee's discussions with management and the independent accountants shall include matters required to be discussed under Statement of Auditing Standards No. 16.

      3. The auditor's qualitative judgments about the appropriateness, as well as the acceptability, of accounting principles and financial disclosures, including the aggressive (or conservative) nature of the accounting principles and underlying estimates.

      4. Any serious difficulties or disputes with management encountered during the course of the audit.

      5. All other matters about the audit procedures or findings that GAAP requires the auditors to discuss with the Committee.

E.  The Committee will consider and review with management:

      1. Any significant findings during the year and management's responses to them.

      2. Any difficulties encountered while conducting audits, including any restrictions on the scope of their work or access to required information.
   F. Based upon the Committee's review of the audited financial statements, the Committee shall make recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

   G. The Committee will review annual filings with the SEC and other published documents containing the Company's financial statements, and will consider whether the information in the filings is consistent with the information in the financial statements.

   H. The Committee will review and discuss with the CFO, controller or internal auditor and the independent accountants the information contained in the interim financial reports before those interim reports are released to the public or filed with the SEC or other regulators.

   I. The Committee will discuss with management and the independent accountants the earnings announcement prior to its release, if practicable.

   J. The Committee will prepare a report for inclusion in the Company's annual report that describes the Committee's composition and responsibilities, and how the responsibilities were fulfilled.

IV.  Periodic responsibilities

   A.  Review the Committee's charter annually.

   B. Review policies and procedures governing officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

   C. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs, and reports with regulators.

   D. Meet with the independent accountant and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

                                 * * * * * * *

   While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audits or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to ensure that the Company complies with laws and regulations and its policies and procedures.

                                   DETACH HERE

                                      PROXY

                            VIISAGE TECHNOLOGY, INC.

                                 30 Porter Road
                            Littleton, Massachusetts

                    Proxy Solicited by the Board of Directors
                          of Viisage Technology, Inc.
                  for the 2002 Annual Meeting of Shareholders


   The undersigned hereby appoints as proxies Thomas J. Colatosti, Sean F. Mack and Charles J. Johnson, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the "Company") may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on April 1, 2002 at the 2002 Annual Meeting of Shareholders to be held on May 14, 2002, at 1:30 p.m. at the Omni Parker House, 60 School Street, Boston, Massachusetts, and any adjournments thereof.

   This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the nominees for director, FOR proposals one and three, and in accordance with the proxy holders' discretion respecting any other matters as may properly come before the meeting.

Please mark, date, sign and return this proxy card promptly.

SEE REVERSE                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE
  SIDE                                                                                          SIDE

VIISAGE TECHNOLOGY, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                                   DETACH HERE
                                                                          ZVIT11

[X]  Please mark
     votes as in
     this example.

1. To ratify the Board of Directors' decision    2. Election of three Class III Directors    3. To ratify the selection of BDO
   to fix the  number directors at seven            for a three-year term.                      Seidman, LLP as independent public
   and the number of Class III directors at                                                     accountants for Viisage for the year
   three.                                                                                       ending December 31, 2002.

               FOR    AGAINST    ABSTAIN            Nominees: (01) John C. Gannon,                             FOR  AGAINST  ABSTAIN
               [ ]      [ ]        [ ]                        (02) Peter Nessen, and                           [ ]    [ ]      [ ]
                                                              (03) Thomas J. Reilly

                                                          FOR      WITHHELD
                                                          [ ]        [ ]

                                                                                             4. To transact such other business as
                                                                                                may properly come before the
                                                                                                meeting.
                                                  --------------------------------------
                                                  For all nominees except as noted above

                                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]

                                                                                Please sign exactly as your name appears hereon.
                                                                                Joint owners should each sign. Executors,
                                                                                administrators, trustees, guardians or other
                                                                                fiduciaries should give full title as such. If
                                                                                signing for a corporation, please sign the full
                                                                                corporate name by a duly authorized officer.

Signature:                              Date:                              Signature:                              Date: